EXHIBIT 99.1

CB Financial Services, Inc.
Announces Fourth Quarter and Full Year 2022 Financial Results and
Declares Quarterly Cash Dividend

WASHINGTON, PA., January 26, 2023 -- CB Financial Services, Inc. (“CB” or the “Company”) (NASDAQGM: CBFV), the holding company of Community Bank (the “Bank”) and Exchange Underwriters, Inc. (“EU”), a wholly-owned insurance subsidiary of the Bank, today announced its fourth quarter and 2022 financial results.

	Three Months Ended					Year Ended
	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21	12/31/22	12/31/21
(Dollars in thousands, except per share data) (Unaudited)

Net Income (GAAP)	$4,152	$3,929	$118	$3,047	$6,965	$11,247	$11,570
Non-Recurring Items	(66)	(310)	157	12	(4,122)	(208)	(1,053)
Adjusted Net Income (Non-GAAP) (1)	$4,086	$3,619	$275	$3,059	$2,843	$11,039	$10,517

Earnings per Common Share - Diluted (GAAP)	$0.81	$0.77	$0.02	$0.58	$1.31	$2.18	$2.15
Adjusted Earnings per Common Share - Diluted (Non-GAAP) (1)	$0.80	$0.71	$0.05	$0.59	$0.53	$2.14	$1.95
(1)    Refer to Explanation of Use of Non-GAAP Financial Measures and reconciliation of adjusted net income and adjusted earnings per common share - diluted in this Press Release.
2022 Fourth Quarter Financial Highlights
(Comparisons to three months ended December 31, 2021 unless otherwise noted)
•Net income was $4.2 million, compared to net income of $7.0 million. Current period results were driven by net interest margin expansion coupled with a reduction of noninterest expense of $974,000 for the three months ended December 31, 2022 compared to the three months ended December 31, 2021, which benefited from a gain on sale of $5.2 million resulting from the sale of branch locations.
◦Adjusted net income (Non-GAAP) was $4.1 million, compared to $2.8 million.
•Earnings per diluted common share (EPS) decreased to $0.81 from $1.31.
◦Adjusted earnings per common share - diluted (Non-GAAP) was $0.80, compared to $0.53.
•Return on average assets (annualized) of 1.16%, compared to 1.87%.
◦Adjusted return on average assets (annualized) (Non-GAAP) of 1.15%, compared to 0.76%.
•Return on average equity (annualized) of 15.26%, compared to 20.95% (annualized).
◦Adjusted return on average equity (annualized) (Non-GAAP) of 15.01%, compared to 8.55%.
•Net interest margin (NIM) improved to 3.45% from 2.95%.
•Net interest and dividend income was $11.9 million, compared to $10.2 million.
•Noninterest income decreased to $2.4 million, compared to $8.7 million. The prior year period benefited from the recognition of $5.2 million in gain on sales of branches of two branch locations as part of branch optimization initiatives while the current year period included a decrease of income from net gain on sale of loans of $977,000 primarily the result of the sale of a nonperforming commercial real estate loan in the hotel portfolio. In addition, a decrease of $219,000 in insurance commissions was primarily driven by contingency income which resulted from the timing of lock-in amounts recorded and was partially offset by an increase in core business for commercial insurance lines.

(Amounts at December 31, 2022; comparisons to December 31, 2021, unless otherwise noted)
•Total loans, including Payroll Protection Program (“PPP”) loans, were $1.05 billion, an increase of $29.1 million from $1.02 billion.
◦Total loans held for investment, excluding PPP loans, increased $53.5 million, or 5.4%, to $1.05 billion compared to $996.3 million, and included increases of $24.8 million, or 27.1%, in consumer loans, and $44.7 million, or 15.2%, growth in commercial real estate loans, partially offset by decreases of $40.1 million in construction real estate and $19.0 million in commercial and industrial loans. Total loans held for investment, excluding PPP loans,

EXHIBIT 99.1

as of December 31, 2022, increased $7.6 million, or 0.7%, as compared to September 30, 2022. This included increases of $8.5 million, or 13.8%, in commercial and industrial loans, $4.3 million, or 1.0%, in commercial real estate loans, and $2.5 million, or 0.8%, in residential loans, partially offset by decreases of $4.6 million, or 9.2%, in construction loans, and $3.7 million, or 2.4%, in consumer loans.
•Nonperforming loans to total loans was 0.55%, a decrease of 16 basis points (“bps”), compared to 0.71%.
•Total deposits were $1.27 billion, an increase of $41.9 million, compared to $1.23 billion.
•Total assets remained level at $1.43 billion.
•Book value per share was $21.60, compared to $20.94 as of September 30, 2022 and $25.31 as of December 31, 2021.
◦Tangible book value per share (Non-GAAP) was $19.00, compared to $18.25 as of September 30, 2022 and $22.45 as of December 31, 2021, reflecting impact to Accumulated Other Comprehensive Income from unrealized losses on securities portfolios.

Management Commentary
President and CEO John H. Montgomery stated, “In closing out what was a successful 2022, our fourth quarter results continued to benefit from margin expansion on top of consistent loan growth. Two years ago we undertook a long term strategy that consisted of first driving down our expenses in a durable manner by rationalizing our physical branch footprint while also working to make sure our operations were optimized and efficient. This effort set the stage for the reduced the non-interest expenses we enjoyed throughout 2022. With our branch optimization largely completed, in 2022 we turned our attention to driving growth through smart additions of key leadership on both the retail and commercial sides of our business. Those investments helped drive growth in our loan portfolio through 2022 which coupled with rising interest rates to yield growth in our net interest income.”

Mr. Montgomery continued, “We remain watchful with respect to the overall economic climate as the Federal Reserve continues to work to rein in inflation while not tipping the country into a recession. As I have noted in the past, our credit team possesses a wealth of experience, including demonstrated success during the Great Financial Crisis just over a dozen years ago. With that experience, we are confident in our ability to navigate whatever macroeconomic headwinds we face.”

Mr. Montgomery concluded, “Continuing our commitment to CB shareholders, we increased our regular quarterly dividend to $0.25 per share. In addition, we repurchased 4,620 shares during the fourth quarter under the current $10.0 million share repurchase program announced earlier in 2022. We remain well-capitalized with the ability to support growth along with these shareholder-friendly actions.”

Dividend Information
The Company’s Board of Directors has approved a 4.2% increase in the regular quarterly cash dividend by declaring a $0.25 quarterly cash dividend per outstanding share of common stock, payable on or about February 28, 2023, to stockholders of record as of the close of business on February 15, 2023.

Stock Repurchase Program
On April 21, 2022, CB announced a program to repurchase up to $10.0 million of the Company’s outstanding shares of common stock. Based on the Company’s closing stock price at January 23, 2023, the repurchase program, if fully completed, would encompass 430,906 shares, or approximately 8.4% of the shares currently outstanding.

2022 Fourth Quarter Financial Review

Net Interest and Dividend Income
Net interest and dividend income increased $1.6 million, or 16.0%, to $11.9 million for the three months ended December 31, 2022 compared to $10.2 million for the three months ended December 31, 2021.
•Net interest margin (GAAP) increased to 3.45% for the three months ended December 31, 2022 compared to 2.95% for the three months ended December 31, 2021. Fully Tax Equivalent (“FTE”) Net interest margin (Non-GAAP) increased 50 bps to 3.46% for the three months ended December 31, 2022 compared to 2.96% for the three months ended December 31, 2021.
•Interest and dividend income increased $2.9 million, or 26.4%, to $13.9 million for the three months ended December 31, 2022 compared to $11.0 million for the three months ended December 31, 2021.
◦Interest income on loans increased $1.9 million, or 19.5%, to $11.8 million for the three months ended December 31, 2022 compared to $9.9 million for the three months ended December 31, 2021. The average balance of loans increased $29.9 million to $1.03 billion from $1.00 billion and the average yield increased 62 bps to 4.54% compared to 3.92%. Interest and fee income on PPP loans was $22,000 for the three months ended December 31, 2022 and didn’t impact loan yield, compared to $391,000 for the three months ended

December 31, 2021, which contributed 4 bps to loan yield. The impact of the accretion of the credit mark on acquired loan portfolios was $61,000 for the three months ended December 31, 2022 compared to $83,000 for the three months ended December 31, 2021, or 2 bps in the current period compared to 3 bps in the prior period.
◦Interest income on taxable investment securities increased $108,000, or 12.5%, to $974,000 for the three months ended December 31, 2022 compared to $866,000 for the three months ended December 31, 2021 driven by a $11.6 million increase in average balance partially coupled with a 11 bps increase in average yield.
•Interest expense increased $1.3 million, or 171.7%, to $2.0 million for the three months ended December 31, 2022 compared to $732,000 for the three months ended December 31, 2021.
◦Interest expense on deposits increased $1.2 million, or 184.7%, to $1.8 million for the three months ended December 31, 2022 compared to $636,000 for the three months ended December 31, 2021. While average interest-earning deposit balances decreased $7.2 million, or 0.8%, to $887.7 million as of December 31, 2022 compared to $894.8 million as of December 31, 2021, rising interest rates led to the repricing of higher-cost demand and money market deposits and resulted in a 53 bps, or 188.0%, increase in average cost compared to the three months ended December 31, 2021. In addition, the average balance of time deposits and the related average cost decreased $38.2 million and 5 bps, respectively. These decreases are partially offset by an increase in average other borrowings of $8.1 million or 85.8% to $17.6 million as of December 31, 2022 compared to $9.5 million as of December 31, 2021, which was driven by the issuance of subordinate debt of $15.0 million in late December of 2021, and outstanding for the entire quarter ended December 31, 2022.
Provision for Loan Losses
There was no provision for loan losses for the three months ended December 31, 2022 or for the three months ended December 31, 2021.

Noninterest income
Noninterest income decreased $6.3 million, or 72.8%, to $2.4 million for the three months ended December 31, 2022, compared to $8.7 million for the three months ended December 31, 2021. The decrease was primarily related to non-recurring prior period recognition of $5.2 million gain on sale of branches as a result of branch optimization initiatives and $897,000 due to the sale of a nonperforming commercial real estate loan in the hotel portfolio. ~~.~~ During the quarter, there was a $219,000 decrease in insurance commissions. The decrease in insurance commissions was primarily driven by contingency income which resulted from the timing of lock-in amounts received and core business including commercial and personal insurance lines.

Noninterest Expense
Noninterest expense decreased $974,000, or 9.8%, to $9.0 million for the three months ended December 31, 2022 compared to $10.0 million for the three months ended December 31, 2021. Salaries and benefits decreased $556,000 to $4.6 million and contracted services decreased $728,000 to $405,000 for the three months ended December 31, 2022 compared to $1.1 million for the three months ended December 31, 2021. This was a result of branch optimization initiatives completed in the prior year. These decreases were partially offset by an increase in occupancy expenses of $198,000.

Statement of Financial Condition Review

Assets
Total assets decreased $16.5 million, or 1.16%, to $1.41 billion at both December 31, 2022, and December 31, 2021.
•Cash and due from banks decreased $16.0 million, or 13.3%, to $103.7 million at December 31, 2022, compared to $119.7 million at December 31, 2021.
•Securities decreased $34.9 million, or 15.5%, to $190.1 million at December 31, 2022, compared to $225.0 million at December 31, 2021. The Securities balance was primarily impacted by a $32.3 million decrease in the market value of the debt securities portfolio, primarily due to the increase in market interest rates. The current year included $26.8 million of purchases, ~~a~~nd $29.2 million of pay downs. The purchases were made to earn a higher yield on excess cash. In addition, there was $168,000 decrease in the market value in the equity securities portfolio, which is primarily comprised of bank stocks.

Payroll Protection Program Update
•PPP loans decreased $24.4 million to $126,000 at December 31, 2022 compared to $24.5 million at December 31, 2021.

•$5,000 of net PPP loan origination fees were unearned at December 31, 2022 compared to $678,000 at December 31, 2021. $22,000 of net PPP loan origination fees were earned in the three months ended December 31, 2022 compared to $117,000 for the three months ended September 30, 2022.
Loans and Credit Quality
•Total loans held for investment increased $29.1 million, or 2.85%, to $1.05 billion at December 31, 2022 compared to $1.02 billion at December 31, 2021. Excluding the net decline of $24.4 million in PPP loans in the current period, loans increased $53.5 million or 5.4%.
•The allowance for loan losses was $12.8 million at December 31, 2022 and $11.6 million at December 31, 2021. As a result, the allowance for loan losses to total loans was 1.22% at December 31, 2022 compared to 1.13% at December 31, 2021. The allowance for loan losses to total loans, excluding PPP loans, was 1.22% at December 31, 2022 compared to 1.16% at December 31, 2021. The change in the allowance for loan losses was primarily due to adjustments to historical loss factors and changes in qualitative factors in particular economic and industry conditions since December 31, 2021.
•Net charge-offs for the three months ended December 31, 2022 were $35,000, or 0.01% of average loans on an annualized basis. Net charge-offs for the three months ended December 31, 2021 were $74,000, or 0.03% of average loans on an annualized basis. Net charge-offs for the year ended December 31, 2022 were $2.5 million, or 0.25% of average loans on an annualized basis. Net charge-offs for the year ended December 31, 2021 were $64,000, and had an immaterial and one hundredth effect on ratios for the period.
•Nonperforming loans, which includes nonaccrual loans, accruing loans past due 90 days or more, and accruing loans that are considered troubled debt restructurings, were $5.8 million at December 31, 2022 compared to $7.3 million at December 31, 2021. Current nonperforming loans to total loans ratio was 0.55% compared to 0.71% at December 31, 2021.
Other
•Intangible assets decreased $1.8 million, or 34.0%, to $3.5 million at December 31, 2022 compared to $5.3 million at December 31, 2021 due to amortization expense recognized during the period.
•Accrued interest receivable and other assets increased $8.3 million, or 64.5% to $21.1 million at December 31, 2022, compared to $12.9 million at December 31, 2021. This change was primarily driven by the increase in market interest rate conditions and an increase in deferred tax assets of $7.5 million.
Liabilities
Total liabilities increased $6.4 million, or 0.5%, to $1.30 billion at December 31, 2022 compared to $1.29 billion at December 31, 2021.
Deposits
•Total deposits increased $41.9 million to $1.27 billion as of December 31, 2022 compared to $1.23 billion at December 31, 2021, an increase of 3.4%. Interest-bearing and non interest-bearing demand deposits increased $39.3 million and $4.6 million, respectively, partially offset by a decrease in time deposits of $27.6 million. Average total deposits increased $45.9 million, primarily in both interest-bearing and non interest-bearing demand deposits for the three months ended December 31, 2022. The increase in interest-bearing demand deposits is primarily the result of the transition of customer deposits from securities sold under agreements to repurchase product, which are related to business deposit customers whose funds, above designated target balances, are transferred into an overnight interest-earning investment account by purchasing securities from the Bank’s investment portfolio under an agreement to repurchase.
Borrowed Funds
•Short-term borrowings decreased $31.2 million, or 79.5%, to $8.1 million at December 31, 2022, compared to $39.3 million at December 31, 2021. At December 31, 2022 and December 31, 2021, short-term borrowings were comprised entirely of securities sold under agreements to repurchase as noted in the above-mentioned deposit section. A portion of this decrease is due to accounts that were transitioned into other deposit products and account for most of the interest-bearing demand deposit increase.
Stockholders’ Equity
Stockholders’ equity decreased $23.0 million, or 17.3%, to $110.2 million at December 31, 2022, compared to $133.1 million at December 31, 2021. Key factors impacting stockholders’ equity included accumulated other comprehensive loss, which increased $25.3 million primarily due to the effect of rising market interest rates on the Company’s investment securities; the payment of $4.9 million in dividends since December 31, 2021; and activity under share repurchase programs, offset by the positive impact of $11.2 million of net income. On February 15, 2022, the Company completed its stock repurchase program that was implemented on June 10, 2021. On April 21, 2022, a new $10 million repurchase program was authorized, with the

Company repurchasing 62,178 shares at an average price of $22.47 per share since the inception of the plan. In total, the Company has repurchased $4.8 million since December 31, 2021.
Book value per share
Book value per common share was $21.60 at December 31, 2022 compared to $25.31 at December 31, 2021, a decrease of $3.71.

Tangible book value per common share (Non-GAAP) was $19.00 at December 31, 2022, compared to $22.45 at December 31, 2021, a decrease of $3.45.

Refer to “Explanation of Use of Non-GAAP Financial Measures” at the end of this Press Release.

About CB Financial Services, Inc.
CB Financial Services, Inc. is the bank holding company for Community Bank, a Pennsylvania-chartered commercial bank. Community Bank operates its branch network in southwestern Pennsylvania and West Virginia. Community Bank offers a broad array of retail and commercial lending and deposit services and provides commercial and personal insurance brokerage services through Exchange Underwriters, Inc., its wholly owned subsidiary.
For more information about CB Financial Services, Inc. and Community Bank, visit our website at www.communitybank.tv.

Statement About Forward-Looking Statements
Statements contained in this press release that are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and such forward-looking statements are subject to significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Act. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, general and local economic conditions, the scope and duration of economic contraction as a result of the COVID-19 pandemic and its effects on the Company’s business and that of the Company’s customers, changes in market interest rates, deposit flows, demand for loans, real estate values and competition, competitive products and pricing, the ability of our customers to make scheduled loan payments, loan delinquency rates and trends, our ability to manage the risks involved in our business, our ability to control costs and expenses, inflation, market and monetary fluctuations, changes in federal and state legislation and regulation applicable to our business, actions by our competitors, and other factors that may be disclosed in the Company’s periodic reports as filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

Company Contact:
John H. Montgomery
President and Chief Executive Officer
Phone: (724) 225-2400

Investor Relations:
Jeremy Hellman, Vice President
The Equity Group Inc.
Phone: (212) 836-9626
Email: jhellman@equityny.com

CB FINANCIAL SERVICES, INC. SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Dollars in thousands, except share and per share data) (Unaudited)

Selected Financial Condition Data	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21
Assets
Cash and Due From Banks	$103,700	$122,801	$81,121	$123,588	$119,674
Securities	190,058	193,846	213,505	231,097	224,974
Loans
Real Estate:
Residential	330,725	328,248	325,138	317,254	320,798
Commercial	436,805	432,516	426,105	427,227	392,124
Construction	44,923	49,502	41,277	54,227	85,028
Commercial and Industrial
Commercial and Industrial	69,918	61,428	62,054	59,601	64,487
PPP	126	768	3,853	8,242	24,523
Consumer	146,927	150,615	148,921	143,422	122,152
Other	20,449	19,865	20,621	10,669	11,684
Total Loans	1,049,873	1,042,942	1,027,969	1,020,642	1,020,796
Allowance for Loan Losses	(12,819)	(12,854)	(12,833)	(11,595)	(11,582)
Loans, Net	1,037,054	1,030,088	1,015,136	1,009,047	1,009,214
Premises and Equipment, Net	17,844	18,064	18,196	18,349	18,399
Bank-Owned Life Insurance	25,893	25,750	25,610	25,468	25,332
Goodwill	9,732	9,732	9,732	9,732	9,732
Intangible Assets, Net	3,513	3,959	4,404	4,850	5,295
Accrued Interest and Other Assets	21,144	21,680	18,757	16,539	12,859
Total Assets	$1,408,938	$1,425,920	$1,386,461	$1,438,670	$1,425,479

Liabilities
Deposits
Non-Interest Bearing Demand Deposits	$390,405	$407,107	$389,127	$400,105	$385,775
Interest Bearing Demand Accounts	311,825	298,755	265,347	280,455	272,518
Money Market Accounts	209,125	198,715	185,308	192,929	192,125
Savings Accounts	248,022	250,378	250,226	247,589	239,482
Time Deposits	109,126	120,879	125,182	129,235	136,713
Total Deposits	1,268,503	1,275,834	1,215,190	1,250,313	1,226,613

Short-Term Borrowings	8,060	18,108	32,178	39,219	39,266
Other Borrowings	14,638	17,627	17,618	17,607	17,601
Accrued Interest Payable and Other Liabilities	7,582	7,645	7,703	9,375	8,875
Total Liabilities	1,298,783	1,319,214	1,272,689	1,316,514	1,292,355

Stockholders’ Equity	$110,155	$106,706	$113,772	$122,156	$133,124
Total Liabilities and Stockholders’ Equity	$1,408,938	$1,425,920	$1,386,461	$1,438,670	$1,425,479

(Dollars in thousands, except share and per share data) (Unaudited)

	Three Months Ended					Year Ended
Selected Operating Data	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21	12/31/22	12/31/21
Interest and Dividend Income
Loans, Including Fees	$11,835	$10,815	$9,733	$9,551	$9,904	$41,933	$39,704
Securities:
Taxable	974	985	988	905	866	3,852	2,990
Tax-Exempt	40	49	57	66	66	213	289
Dividends	28	21	20	22	21	91	84
Other Interest and Dividend Income	978	417	160	72	106	1,627	490
Total Interest and Dividend Income	13,855	12,287	10,958	10,616	10,963	47,716	43,557
Interest Expense
Deposits	1,811	1,079	604	530	636	4,025	3,125
Short-Term Borrowings	7	19	18	19	26	63	98
Other Borrowings	171	174	173	174	70	693	182
Total Interest Expense	1,989	1,272	795	723	732	4,781	3,405
Net Interest and Dividend Income	11,866	11,015	10,163	9,893	10,231	42,935	40,152
Provision (Recovery) for Loan Losses	—	—	3,784	—	75	3,784	(1,125)
Net Interest and Dividend Income After Provision (Recovery) for Loan Losses	11,866	11,015	6,379	9,893	10,156	39,151	41,277
Noninterest Income:
Service Fees	530	544	559	526	569	2,160	2,331
Insurance Commissions	1,399	1,368	1,369	1,798	1,618	5,934	5,616
Other Commissions	157	244	179	89	90	669	521
Net Gain on Sales of Loans	—	—	—	—	977	—	1,143
Net Gain (Loss) on Securities	83	(46)	(199)	(7)	44	(168)	526
Net Gain on Purchased Tax Credits	14	14	14	14	17	57	70
Gain on Sale of Branches	—	—	—	—	5,203	—	5,203
Net Gain (Loss) on Disposal of Fixed Assets	—	439	—	(8)	—	431	(3)
Income from Bank-Owned Life Insurance	143	140	142	136	142	561	553
Other Income	34	36	41	65	29	176	320
Total Noninterest Income	2,360	2,739	2,105	2,613	8,689	9,820	16,280
Noninterest Expense:
Salaries and Employee Benefits	4,625	4,739	4,539	4,565	5,181	18,469	19,938
Occupancy	817	768	776	686	619	3,047	2,968
Equipment	178	170	182	210	252	739	1,034
Data Processing	681	540	446	485	488	2,152	2,154
FDIC Assessment	154	147	128	209	222	638	1,014
PA Shares Tax	258	240	240	240	173	979	887
Contracted Services	405	288	348	587	1,133	1,628	4,011
Legal and Professional Fees	362	334	389	152	206	1,237	994
Advertising	165	131	115	116	191	527	749
Other Real Estate Owned (Income)	(38)	(38)	(37)	(38)	(30)	(151)	(183)
Amortization of Intangible Assets	446	445	446	445	445	1,782	1,926
Intangible Assets and Goodwill Impairment	—	—	—	—	—	—	1,178
Writedown of Fixed Assets	—	—	—	—	23	—	2,293
Other	945	1,063	838	999	1,069	3,844	3,899
Total Noninterest Expense	8,998	8,827	8,410	8,656	9,972	34,891	42,862
Income Before Income Tax Expense (Benefit)	5,228	4,927	74	3,850	8,873	14,080	14,695
Income Tax Expense (Benefit)	1,076	998	(44)	803	1,908	2,833	3,125
Net Income	$4,152	$3,929	$118	$3,047	$6,965	$11,247	$11,570

	Three Months Ended					Year Ended
Per Common Share Data	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21	12/31/22	12/31/21
Dividends Per Common Share	$0.24	$0.24	$0.24	$0.24	$0.24	$0.96	$0.96
Earnings Per Common Share - Basic	0.81	0.77	0.02	0.59	1.32	2.19	2.15
Earnings Per Common Share - Diluted	0.81	0.77	0.02	0.58	1.31	2.18	2.15
Adjusted Earnings Per Common Share - Diluted (Non-GAAP) (1)	0.80	0.71	0.05	0.59	0.53	2.14	1.95

Weighted Average Common Shares Outstanding - Basic	5,095,237	5,106,861	5,147,846	5,198,194	5,291,795	5,136,670	5,382,441
Weighted Average Common Shares Outstanding - Diluted	5,104,254	5,118,627	5,156,975	5,220,887	5,314,537	5,149,312	5,392,729

	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21
Common Shares Outstanding	5,100,189	5,096,672	5,128,333	5,156,897	5,260,672
Book Value Per Common Share	$21.60	$20.94	$22.18	$23.69	$25.31
Tangible Book Value per Common Share (1)	19.00	18.25	19.43	20.86	22.45
Stockholders’ Equity to Assets	7.8%	7.5%	8.2%	8.5%	9.3%
Tangible Common Equity to Tangible Assets (1)	6.9	6.6	7.3	7.6	8.4

	Three Months Ended					Year Ended
Selected Financial Ratios (2)	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21	12/31/22	12/31/21
Return on Average Assets	1.16%	1.12%	0.03%	0.87%	1.87%	0.80%	0.79%
Adjusted Return on Average Assets (1)	1.15	1.03	0.08	0.87	0.76	0.78	0.72
Return on Average Equity	15.26	13.60	0.40	9.50	20.95	9.56	8.66
Adjusted Return on Average Equity (1)	15.01	12.53	0.93	9.54	8.55	9.39	7.87
Average Interest-Earning Assets to Average Interest-Bearing Liabilities	149.04	149.41	149.03	144.48	145.09	148.00	145.44
Average Equity to Average Assets	7.63	8.20	8.49	9.14	8.93	8.36	9.12
Net Interest Rate Spread	3.17	3.10	3.00	2.98	2.85	3.07	2.81
Net Interest Rate Spread (FTE) (1)	3.18	3.11	3.01	2.99	2.86	3.08	2.82
Net Interest Margin	3.45	3.29	3.12	3.08	2.95	3.24	2.92
Net Interest Margin (FTE) (1)	3.46	3.30	3.13	3.10	2.96	3.25	2.94
Net Charge-offs and (Recoveries) to Average Loans	0.01	(0.01)	1.01	(0.01)	0.03	0.25	0.01
Efficiency Ratio	63.25	64.18	68.55	69.21	52.71	66.14	75.95
Adjusted Efficiency Ratio (1)	60.74	63.02	64.18	65.88	69.73	63.36	74.25

Asset Quality Ratios	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21
Allowance for Loan Losses to Total Loans	1.22%	1.23%	1.25%	1.14%	1.13%
Allowance for Loan Losses to Total Loans, Excluding PPP Loans(1)	1.22	1.23	1.25	1.15	1.16
Allowance for Loan Losses to Nonperforming Loans (3)	221.06	218.61	219.89	158.88	159.40
Allowance for Loan Losses to Noncurrent Loans (4)	320.64	318.96	329.47	218.28	233.37
Delinquent and Nonaccrual Loans to Total Loans (4) (5)	0.81	0.46	0.45	0.79	0.78
Nonperforming Loans to Total Loans (3)	0.55	0.56	0.57	0.72	0.71
Noncurrent Loans to Total Loans (4)	0.38	0.39	0.38	0.52	0.49
Nonperforming Assets to Total Assets (6)	0.41	0.41	0.42	0.51	0.51

Capital Ratios (7)	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21
Common Equity Tier 1 Capital (to Risk Weighted Assets)	12.33%	12.02%	11.83%	11.99%	11.95%
Tier 1 Capital (to Risk Weighted Assets)	12.33	12.02	11.83	11.99	11.95
Total Capital (to Risk Weighted Assets)	13.58	13.27	13.08	13.20	13.18
Tier 1 Leverage (to Adjusted Total Assets)	8.66	8.51	8.33	8.19	7.76
(1)    Refer to Explanation of Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(2)    Interim period ratios are calculated on an annualized basis.
(3)    Nonperforming loans consist of nonaccrual loans, accruing loans that are 90 days or more past due, and troubled debt restructured loans.
(4)    Noncurrent loans consist of nonaccrual loans and accruing loans that are 90 days or more past due.
(5)    Delinquent loans consist of accruing loans that are 30 days or more past due.
(6)    Nonperforming assets consist of nonperforming loans and other real estate owned.
(7)    Capital ratios are for Community Bank only.
Certain items previously reported may have been reclassified to conform with the current reporting period’s format.

AVERAGE BALANCES AND YIELDS

	Three Months Ended
	December 31, 2022			September 30, 2022			June 30, 2022			March 31, 2022			December 31, 2021
	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)
(Dollars in thousands) (Unaudited)
Assets:
Interest-Earning Assets:
Loans, Net (2)	$1,034,714	$11,853	4.54%	$1,024,363	$10,833	4.20%	$1,007,874	$9,751	3.88%	$1,009,210	$9,573	3.85%	$1,004,827	$9,927	3.92%
Debt Securities
Taxable	216,915	974	1.80	222,110	985	1.77	228,315	988	1.73	215,906	905	1.68	205,328	866	1.69
Exempt From Federal Tax	6,277	51	3.25	7,998	62	3.10	9,109	73	3.21	10,195	84	3.30	10,477	84	3.21
Equity Securities	2,693	28	4.16	2,693	21	3.12	2,693	20	2.97	2,693	22	3.27	2,693	21	3.12
Interest Bearing Deposits at Banks	99,108	939	3.79	67,870	378	2.23	56,379	122	0.87	59,296	33	0.22	150,102	61	0.16
Other Interest-Earning Assets	2,875	39	5.38	2,784	39	5.56	3,235	38	4.71	3,483	39	4.54	3,475	45	5.14
Total Interest-Earning Assets	1,362,582	13,884	4.04	1,327,818	12,318	3.68	1,307,605	10,992	3.37	1,300,783	10,656	3.32	1,376,902	11,004	3.17
Noninterest-Earning Assets	51,718			68,796			84,323			122,288			100,607
Total Assets	$1,414,300			$1,396,614			$1,391,928			$1,423,071			$1,477,509
Liabilities and Stockholders' Equity
Interest-Bearing Liabilities:
Interest-Bearing Demand Deposits (3)	$315,352	$810	1.02%	$278,412	$393	0.56%	$260,655	$111	0.17	$276,603	$48	0.07	$278,546	$51	0.07%
Savings (3)	249,948	29	0.05	251,148	20	0.03	248,356	20	0.03	243,786	19	0.03	252,387	20	0.03
Money Market (3)	206,192	604	1.16	189,371	269	0.56	188,804	61	0.13	192,425	41	0.09	209,572	57	0.11
Time Deposits (3)	116,172	368	1.26	123,438	397	1.28	127,832	412	1.29	132,015	422	1.30	154,342	508	1.31
Total Interest-Bearing Deposits (3)	887,664	1,811	0.81	842,369	1,079	0.51	825,647	604	0.29	844,829	530	0.25	894,847	636	0.28
Short-Term Borrowings
Securities Sold Under Agreements to Repurchase	8,985	7	0.31	28,738	19	0.26	34,135	18	0.21	37,884	19	0.20	44,709	26	0.23
Other Borrowings	17,598	171	3.86	17,621	174	3.92	17,611	173	3.94	17,604	174	4.01	9,474	70	2.93
Total Interest-Bearing Liabilities	914,247	1,989	0.86	888,728	1,272	0.57	877,393	795	0.36	900,317	723	0.33	949,030	732	0.31
Noninterest-Bearing Demand Deposits	391,300			390,658			391,975			384,188			388,787
Other Liabilities	788			2,636			4,415			8,554			7,800
Total Liabilities	1,306,335			1,282,022			1,273,783			1,293,059			1,345,617
Stockholders' Equity	107,965			114,592			118,145			130,012			131,892
Total Liabilities and Stockholders' Equity	$1,414,300			$1,396,614			$1,391,928			$1,423,071			$1,477,509
Net Interest Income (FTE) (Non-GAAP) (4)		$11,895			$11,046			$10,197			$9,933			$10,272
Net Interest-Earning Assets (5)	448,335			439,090			430,212			400,466			427,872
Net Interest Rate Spread (FTE) (Non-GAAP) (4) (6)			3.18%			3.11%			3.01%			2.99%			2.86%
Net Interest Margin (FTE) (Non-GAAP) (4)(7)			3.46			3.30			3.13			3.10			2.96
PPP Loans	216	22	40.41	2,424	123	20.13	5,546	144	10.41	14,673	445	12.30	29,067	391	5.34
(1)    Annualized based on three months ended results.
(2)    Net of the allowance for loan losses and includes nonaccrual loans with a zero yield and Loans Held for Sale if applicable.
(3)    Includes Deposits Held for Sale that were sold in December 2021.
(4)    Refer to Explanation and Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(5)    Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(6)    Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(7)    Net interest margin represents annualized net interest income divided by average total interest-earning assets.

AVERAGE BALANCES AND YIELDS

	Year Ended
	December 31, 2022			December 31, 2021
	Average Balance	Interest and Dividends	Yield /Cost	Average Balance	Interest and Dividends	Yield / Cost
(Dollars in thousands) (Unaudited)
Assets:
Interest-Earning Assets:
Loans, Net (1)	$1,019,124	$42,010	4.12%	$1,014,405	$39,799	3.92%
Debt Securities
Taxable	220,818	3,852	1.74	162,987	2,990	1.83
Exempt From Federal Tax	8,383	270	3.22	11,829	366	3.09
Marketable Equity Securities	2,693	91	3.38	2,657	84	3.16
Interest Bearing Deposits at Banks	70,765	1,473	2.08	177,768	304	0.17
Other Interest-Earning Assets	3,092	154	4.98	3,733	186	4.98
Total Interest-Earning Assets	1,324,875	47,850	3.61	1,373,379	43,729	3.18
Noninterest-Earning Assets	81,553			91,075
Total Assets	$1,406,428			$1,464,454

Liabilities and Stockholders' Equity
Interest-Bearing Liabilities:
Interest-Bearing Demand Deposits (2)	$282,850	$1,362	0.48%	$272,256	$232	0.09%
Savings (2)	248,334	88	0.04	247,864	98	0.04
Money Market (2)	194,223	976	0.50	201,222	281	0.14
Time Deposits (2)	124,817	1,599	1.28	171,805	2,514	1.46
Total Interest-Bearing Deposits (2)	850,224	4,025	0.47	893,147	3,125	0.35
Short-Term Borrowings
Securities Sold Under Agreements to Repurchase	27,360	63	0.23	43,988	98	0.22
Other Borrowings	17,609	693	3.94	7,172	182	2.54
Total Interest-Bearing Liabilities	895,193	4,781	0.53	944,307	3,405	0.36
Noninterest-Bearing Demand Deposits	389,553			378,374
Other Liabilities	4,072			8,168
Total Liabilities	1,288,818			1,330,849
Stockholders' Equity	117,610			133,605
Total Liabilities and Stockholders' Equity	$1,406,428			$1,464,454
Net Interest Income (FTE) (Non-GAAP) (3)		43,069			40,324
Net Interest-Earning Assets (4)	429,682			429,072
Net Interest Rate Spread (FTE) (Non-GAAP) (3)(5)			3.08%			2.82%
Net Interest Margin (FTE) (Non-GAAP) (3)(6)			3.25			2.94
PPP Loans	5,666	734	12.95	45,905	2,189	4.77
(1)    Net of the allowance for loan losses and includes nonaccrual loans with a zero yield and Loans Held for Sale if applicable.
(2)    Includes Deposits Held for Sale that were sold in December 2021.
(3)    Refer to Explanation and Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(4)    Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(5)    Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(6)    Net interest margin represents annualized net interest income divided by average total interest-earning assets.

Explanation of Use of Non-GAAP Financial Measures
In addition to financial measures presented in accordance with generally accepted accounting principles (“GAAP”), we use, and this Press Release contains or references, certain Non-GAAP financial measures. We believe these Non-GAAP financial measures provide useful information in understanding our underlying results of operations or financial position and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Non-GAAP adjusted items impacting the Company's financial performance are identified to assist investors in providing a complete understanding of factors and trends affecting the Company’s business and in analyzing the Company’s operating results on the same basis as that applied by management. Although we believe that these Non-GAAP financial measures enhance the understanding of our business and performance, they should not be considered an alternative to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with Non-GAAP measures which may be presented by other companies. Where Non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found herein.

	Three Months Ended					Year Ended
	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21	12/31/22	12/31/21
(Dollars in thousands, except share and per share data) (Unaudited)

Net Income (GAAP)	$4,152	$3,929	$118	$3,047	$6,965	$11,247	$11,570

Adjustments
(Gain) Loss on Securities	(83)	46	199	7	(44)	168	(526)
Gain on Sale of Branches	—	—	—	—	(5,203)	—	(5,203)
(Gain) Loss on Disposal of Fixed Assets	—	(439)	—	8	—	(431)	3
Tax effect	17	83	(42)	(3)	1,102	55	1,202

Non-Cash Charges:
Intangible Assets and Goodwill Impairment	—	—	—	—	—	—	1,178
Writedown on Fixed Assets	—	—	—	—	23	—	2,293
Tax Effect	—	—	—	—	—		—
Adjusted Net Income (Non-GAAP)	$4,086	$3,619	$275	$3,059	$2,843	$11,039	$10,517

Weighted-Average Diluted Common Shares and Common Stock Equivalents Outstanding	5,104,254	5,118,627	5,156,975	5,220,887	5,314,537	5,149,312	5,392,729

Earnings per Common Share - Diluted (GAAP)	$0.81	$0.77	$0.02	$0.58	$1.31	$2.18	$2.15

Adjusted Earnings per Common Share - Diluted (Non-GAAP)	$0.80	$0.71	$0.05	$0.59	$0.53	$2.15	$1.95

Net Income (GAAP) (Numerator)	$4,152	$3,929	$118	$3,047	$6,965	$11,247	$11,570

Annualization Factor	3.97	3.97	4.01	4.06	3.97	1.00	1.00

Average Assets (Denominator)	1,414,300	1,396,614	1,391,928	1,423,071	1,477,509	1,406,428	1,464,454

Return on Average Assets (GAAP)	1.16%	1.12%	0.03%	0.87%	1.87%	0.80%	0.79%

Adjusted Net Income (Non-GAAP) (Numerator)	$4,086	$3,619	$275	$3,059	$2,843	$11,039	$10,517

Annualization Factor	3.97	3.97	4.01	4.06	3.97	1.00	1.00

Average Assets (Denominator)	1,414,300	1,396,614	1,391,928	1,423,071	1,477,509	1,407,413	1,455,368

Adjusted Return on Average Assets (Non-GAAP)	1.15%	1.03%	0.08%	0.87%	0.76%	0.78%	0.72%

	Three Months Ended					Year Ended
	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21	12/31/22	12/31/21
(Dollars in thousands) (Unaudited)

Net Income (GAAP) (Numerator)	$4,152	$3,929	$118	$3,047	$6,965	$11,247	$11,570

Annualization Factor	3.97	3.97	4.01	4.06	3.97	1.00	1.00

Average Equity (GAAP) (Denominator)	107,965	114,592	118,145	130,012	131,892	117,610	133,605

Return on Average Equity (GAAP)	15.26%	13.60%	0.40%	9.50%	20.95%	9.56%	8.66%

Adjusted Net Income (Non-GAAP) (Numerator)	$4,086	$3,619	$275	$3,059	$2,843	$11,039	$10,517

Annualization Factor	3.97	3.97	4.01	4.06	3.97	1.00	1.00

Average Equity (GAAP) (Denominator)	107,965	114,592	118,145	130,012	131,892	117,610	133,605

Adjusted Return on Average Equity (Non-GAAP)	15.01%	12.53%	0.93%	9.54%	8.55%	9.39%	7.87%
Tangible book value per common share is a Non-GAAP measure and is calculated based on tangible common equity divided by period-end common shares outstanding. Tangible common equity to tangible assets is a Non-GAAP measure and is calculated based on tangible common equity divided by tangible assets. We believe these Non-GAAP measures serve as useful tools to help evaluate the strength and discipline of the Company's capital management strategies and as an additional, conservative measure of the Company’s total value.

	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21
(Dollars in thousands, except share and per share data) (Unaudited)

Assets (GAAP)	$1,408,938	$1,425,920	$1,386,461	$1,438,670	$1,425,479
Goodwill and Intangible Assets, Net	(13,245)	(13,691)	(14,136)	(14,582)	(15,027)
Tangible Assets (Non-GAAP) (Numerator)	$1,395,693	$1,412,229	$1,372,325	$1,424,088	$1,410,452

Stockholders' Equity (GAAP)	$110,155	$106,706	$113,772	$122,156	$133,124
Goodwill and Intangible Assets, Net	(13,245)	(13,691)	(14,136)	(14,582)	(15,027)
Tangible Common Equity or Tangible Book Value (Non-GAAP) (Denominator)	$96,910	$93,015	$99,636	$107,574	$118,097

Stockholders’ Equity to Assets (GAAP)	7.8%	7.5%	8.2%	8.5%	9.3%
Tangible Common Equity to Tangible Assets (Non-GAAP)	6.9%	6.6%	7.3%	7.6%	8.4%

Common Shares Outstanding (Denominator)	5,100,189	5,096,672	5,128,333	5,156,897	5,260,672

Book Value per Common Share (GAAP)	$21.60	$20.94	$22.18	$23.69	$25.31
Tangible Book Value per Common Share (Non-GAAP)	$19.00	$18.25	$19.43	$20.86	$22.45

Interest income on interest-earning assets, net interest rate spread and net interest margin are presented on a fully tax-equivalent (“FTE”) basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and securities using the federal statutory income tax rate of 21 percent. We believe the presentation of net interest income on a FTE basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice. The following table reconciles net interest income, net interest spread and net interest margin on a FTE basis for the periods indicated:

	Three Months Ended					Year Ended
	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21	12/31/22	12/31/21
(Dollars in thousands) (Unaudited)

Interest Income (GAAP)	$13,855	$12,287	$10,958	$10,616	$10,963	$47,716	$43,557
Adjustment to FTE Basis	29	31	34	40	41	134	172
Interest Income (FTE) (Non-GAAP)	13,884	12,318	10,992	10,656	11,004	47,850	43,729
Interest Expense (GAAP)	1,989	1,272	795	723	732	4,781	3,405
Net Interest Income (FTE) (Non-GAAP)	$11,895	$11,046	$10,197	$9,933	$10,272	$43,069	$40,324

Net Interest Rate Spread (GAAP)	3.17%	3.10%	3.00%	2.98%	2.85%	3.07%	2.81%
Adjustment to FTE Basis	0.01	0.01	0.01	0.01	0.01	0.01	0.01
Net Interest Rate Spread (FTE) (Non-GAAP)	3.18	3.11	3.01	2.99	2.86	3.08	2.82

Net Interest Margin (GAAP)	3.45%	3.29%	3.12%	3.08%	2.95%	3.24%	2.92%
Adjustment to FTE Basis	0.01	0.01	0.01	0.02	0.01	0.01	0.02
Net Interest Margin (FTE) (Non-GAAP)	3.46	3.30	3.13	3.10	2.96	3.25	2.94

Adjusted efficiency ratio excludes the effect of certain non-recurring or non-cash items and represents adjusted noninterest expense divided by adjusted operating revenue. The Company evaluates its operational efficiency based on its adjusted efficiency ratio and believes it provides additional perspective on its ongoing performance as well as peer comparability.

	Three Months Ended					Year Ended
	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21	12/31/22	12/31/21
(Dollars in thousands) (Unaudited)

Noninterest Expense (GAAP) (Numerator)	$8,998	$8,827	$8,410	$8,656	$9,972	$34,891	$42,862

Net Interest and Dividend Income (GAAP)	$11,866	$11,015	$10,163	$9,893	$10,231	$42,935	$40,152

Noninterest Income (GAAP)	2,360	2,739	2,105	2,613	8,689	9,820	16,280
Operating Revenue (GAAP) (Denominator)	$14,226	$13,754	$12,268	$12,506	$18,920	$52,755	$56,432
Efficiency Ratio (GAAP)	63.25%	64.18%	68.55%	69.21%	52.71%	66.14%	75.95%

Noninterest Expense (GAAP)	$8,998	$8,827	$8,410	$8,656	$9,972	$34,891	$42,862
Less:
Other Real Estate Owned (Income)	(38)	(38)	(37)	(38)	(30)	(151)	(183)
Amortization of Intangible Assets	446	445	446	445	445	1,782	1,926
Intangible Assets and Goodwill Impairment	—	—	—	—	—	—	1,178
Writedown on Fixed Assets	—	—	—	—	23	—	2,293
Adjusted Noninterest Expense (Non-GAAP) (Numerator)	$8,590	$8,420	$8,001	$8,249	$9,534	$33,260	$37,648

Net Interest and Dividend Income (GAAP)	$11,866	$11,015	$10,163	$9,893	$10,231	$42,935	$40,152
Noninterest Income (GAAP)	2,360	2,739	2,105	2,613	8,689	9,820	16,280
Less:
Net Gain (Loss) on Securities	83	(46)	(199)	(7)	44	(168)	526
Gain on Sale of Branches	—	—	—	—	5,203	—	5,203
Net Gain (Loss) on Disposal of Fixed Assets	—	439	—	(8)	—	431	(3)
Adjusted Noninterest Income (Non-GAAP)	$2,277	$2,346	$2,304	$2,628	$3,442	$9,557	$10,554
Adjusted Operating Revenue (Non-GAAP) (Denominator)	$14,143	$13,361	$12,467	$12,521	$13,673	$52,492	$50,706
Adjusted Efficiency Ratio (Non-GAAP)	60.74%	63.02%	64.18%	65.88%	69.73%	63.36%	74.25%

Allowance for loan losses to total loans, excluding PPP loans, is a Non-GAAP measure that serves as a useful measurement to evaluate the allowance for loan losses without the impact of SBA guaranteed loans.

	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21
(Dollars in thousands) (Unaudited)

Allowance for Loan Losses (Numerator)	$12,819	$12,854	$12,833	$11,595	$11,582

Total Loans	1,049,873	$1,042,942	1,027,969	$1,020,642	$1,020,796
PPP Loans	(126)	(768)	(3,853)	(8,242)	(24,523)
Total Loans, Excluding PPP Loans (Non-GAAP) (Denominator)	$1,049,747	$1,042,174	$1,024,116	$1,012,400	$996,273

Allowance for Loan Losses to Total Loans, Excluding PPP Loans (Non-GAAP)	1.22%	1.23%	1.25%	1.15%	1.16%